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                                                                 Exhibit 4.6
                           CERTIFICATE OF TRUST OF
                         ALLEGIANT CAPITAL TRUST II
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          THIS Certificate of Trust of Allegiant Capital Trust II (the "Trust"),
is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.) (the "Act").
                       ---------               -- ---

          1. Name. The name of the business trust formed hereby is Allegiant
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Capital Trust II.

          2. Delaware Trustee. The name and business address of the trustee of
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the Trust in the State of Delaware is Bankers Trust (Delaware), 1011 Centre
Road, Suite 200, Wilmington, Delaware 19805-1266.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.



                                          BANKERS TRUST (DELAWARE),
                                            not in its individual capacity but
                                            solely as trustee of the Trust.


                                          By:    /s/ Elizabeth B. Ferry
                                              --------------------------------
                                          Name:  Elizabeth B. Ferry
                                          Title: Trustee